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                                 EXHIBIT 1.3.c

                         Schedule of Sales Commissions

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                  Variable Universal Life Compensation Schedule


Single Premium Contract

Career Agent Compensation

First year commission:             4% of premium
Retention Bonus:                   .10% asset based trail in years 2+


General Agent Overrides:

First year:                        25% of Net Earned Commission
Subsequent years:                  20% of writing agent's trail beginning in
                                   year 2